UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Mountains West Exploration, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Mexico	0-9500	85-0280415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515
(Address of Principal Executive Offices, Including Zip Code)

(630) 271-8590
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Signature Page

Item 5.01	Changes in Control of Registrant

Effective November 7, 2007, the date of the Membership Interest Purchase Agreement between Mountains West Exploration, Inc. (the “Company”), Secured Digital Storage LLC (“SDS”), and certain other parties (the "Purchase Agreement"), as one of the understandings related to the closing of the transactions contemplated by the Purchase Agreement (the “Transactions”), changes to the Company’s board of directors (the “Board”) were agreed upon so that, after consummation of the Transactions, the Board would consist of three designees of the Company, three designees of SDS, and one unaffiliated director. As such, effective November 13, 2007, Mr. Lawrence Malone, the Company’s President and COO, was appointed to the Board, resulting in the Board consisting of three members: Lee Wiskowski, Douglas J. Stukel and Lawrence Malone. In addition, on November 13, 2007, the Board designated the following individuals for appointment to the Board in accordance with the understanding described above: Richard Dent, William M. Lynes, Peter Gross and Philip Kenny (the “Nominees”).

On November 30, 2007, the Company filed with the Securities and Exchange Commission ("SEC") and commenced mailing to the record holders of our Common Stock an Information Statement on Schedule 14f-1.

On December 10, 2007, each of the Nominees was appointed to our Board of Directors. Mr Lynes was also appointed Chairman of the Board.

Pursuant to Item 5.01(a)(8) of Form 8-K, we are required to disclose certain additional information, and such information is incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2007 and the Company’s Current Report on Form 8-K/A filed with the SEC on November 19, 2007.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

The information provided in Item 5.01 above is hereby incorporated by reference herein.

Prior to joining the Company, William M. Lynes, served as Chairman and CEO of SDS and currently serves as Chief Executive Officer of the Company. Mr. Lynes holds a BS degree in Electrical Engineering from the University of Heidelberg in Germany and has completed IT graduate studies at MIT and business management from Harvard.

Peter Gross, currently serves as President and CTO of EYP Mission Critical Facilities, Inc. Mr. Gross holds a M.S.E.E. from Polytechnic Institute in Bucharest, Romania and an MBA from Cal State. Mr. Gross has spent his career devising and safeguarding facilities for clients such as the Stock Exchange, the IRS, Merrill Lynch and Bell Atlantic. Mr. Gross has over 18 years of experience in the engineering and design of power systems as applied to data centers, institutional and industrial facilities.

Richard Dent is the President and CEO of RLD Resources LLC which he founded in the late 1990s. It is a Chicago-based management consulting and business brokering firm that services the telecommunications, alternative energy, and public utilities markets. Additionally, Mr. Dent has supported alternative self-generating power technology that is being utilized in the SDS Data Bunker Network©. Mr. Dent was an All-Pro defensive end for the Chicago Bears and a member of the 1985 NFL Champions. He was selected the MVP of Super Bowl XX. He is a graduate of Tennessee State.

Phil Kenny is, and has been for over the last five years, an owner of and partner in Kenny Industries, a holding company for Kenny Construction Company, Seven K Construction, Northgate Investments, Casino Queen and Clinton Industries. Mr. Kenny serves as president of Seven K Construction and Northgate Investments.  Mr. Kenny is a board member for Capital Growth Systems, Inc.

Our directors do not currently receive any compensation pursuant to any standard arrangement or otherwise for their services as directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mountains West Exploration, Inc.

By:	/s/ William M. Lynes
William M. Lynes Chief Executive Officer

Dated: December 14, 2007